UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 12, 2004

SLS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-43770	52-2258371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3119 South Scenic, Springfield, Missouri 65807

(Address of Principal Executive Office) (Zip Code)

417/883-4549

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 2.

Acquisition or Disposition of Assets.

On March 12, 2004, we acquired Evenstar, Inc., by a merger of such corporation with and into our newly formed, wholly owned subsidiary, Evenstar Mergersub, Inc. In consideration for Evenstar, Inc., we paid $300,000 in cash and issued 300,000 shares of our common stock to the stockholders of Evenstar, Inc. The cash was available from our working capital. The amount of such consideration was determined by negotiation between the parties.

In connection with the acquisition, Joel A. Butler entered into an employment agreement, pursuant to which he will become director of our electronics division.

We are filing the press release, dated March 15, 2004, announcing such transaction, as an exhibit to this Report.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

The financial statements and pro forma financial statements required by Items 7(a) and 7(b) of Form 8-K will be filed not later than 60 days after the date of this report.

(c)  Exhibits.

Exhibit	Description

10.1	Merger Agreement, dated March 12, 2004, among SLS International, Inc., Evenstar, Inc., Joel A. Butler, David L. Butler, Patrick D. Butler, and Evenstar Mergersub, Inc.
10.2	Employment Agreement, dated March 12, 2004, between SLS International, Inc. and Joel A. Butler
99.1	Press Release dated March 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SLS INTERNATIONAL, INC.

	By:	/s/ JOHN M. GOTT
	Name:	John M. Gott
Dated: March 17, 2004	Title:	President and Chief Executive Officer

SLS INTERNATIONAL, INC.

Current Report on Form 8-K

Exhibit Index

Exhibit	Description

10.1	Merger Agreement, dated March 12, 2004, among SLS International, Inc., Evenstar, Inc., Joel A. Butler, David L. Butler, Patrick D. Butler, and Evenstar Mergersub, Inc.
10.2	Employment Agreement, dated March 12, 2004, between SLS International, Inc. and Joel A. Butler
99.1	Press Release dated March 15, 2004